UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2020 (December 16, 2020)

FORTUNE VALLEY TREASURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55555	32-0439333
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

13th Floor, Building B1, Wisdom Plaza Qiaoxiang Road, Nanshan District Shenzhen, Guangdong, China	518000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-86961405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On October 15, 2016, Fortune Valley Treasures, Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Yumin Lin, Chairman, Chief Executive Officer, President and Secretary of the Company (the “Lender”), pursuant to which the Lender made interest-free and unsecured loans to the Company for working capital needs. As of December 16, 2020, there was an aggregate principal amount of RMB5,203,596 (approximately $796,119.47) outstanding (the “Loan Balance”) under the Loan Agreement.

On December 16, 2020, the board of directors of the Company approved to issue an aggregate of 485,439 shares of common stock of the Company, par value $0.001 per share (the “Conversion Shares”), to the Lender in lieu of the full payment of the Loan Balance in cash. The Lender agreed to release the Company from all claims held by the Lender in respect of the Loan Balance (the “Debt Conversion”). The Lender further agreed and acknowledged that upon receipt of the Conversion Shares in connection with the Debt Conversion, all of the existing obligations of the Company with respect to the Loan Balance shall be deemed to be satisfied.

On December 16, 2020, the Company issued the Conversion Shares to the Lender in connection with the Debt Conversion. The issuance of the Conversion Shares was exempt from registration pursuant to Section 3(a)(9) of under the Securities Act of 1933, as amended. No commission or other remuneration was paid in connection with the Debt Conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2020

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yumin Lin
Name:	Yumin Lin
Title:	Chief Executive Officer, President and Secretary